                                                                     EXHIBIT 3.2

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                               EV ENERGY GP, L.P.
                         A DELAWARE LIMITED PARTNERSHIP

                               SEPTEMBER 29, 2006


                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                               EV ENERGY GP, L.P.
                         A DELAWARE LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

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                                                                                                ----
ARTICLE I.            DEFINITIONS...........................................................     1
     SECTION 1.1      DEFINITIONS...........................................................     1
     SECTION 1.2      CONSTRUCTION..........................................................    11

ARTICLE II.           ORGANIZATION..........................................................    12
     SECTION 2.1      FORMATION.............................................................    12
     SECTION 2.2      NAME..................................................................    12
     SECTION 2.3      REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES..    12
     SECTION 2.4      PURPOSE AND BUSINESS..................................................    12
     SECTION 2.5      POWERS................................................................    13
     SECTION 2.6      POWER OF ATTORNEY.....................................................    13
     SECTION 2.7      TERM..................................................................    14
     SECTION 2.8      TITLE TO PARTNERSHIP ASSETS...........................................    14
     SECTION 2.9      CERTAIN UNDERTAKINGS RELATING TO THE SEPARATENESS OF THE PARTNERSHIP..    15

ARTICLE III.          RIGHTS OF LIMITED PARTNERS............................................    16
     SECTION 3.1      LIMITATION OF LIABILITY...............................................    16
     SECTION 3.2      MANAGEMENT OF BUSINESS................................................    16
     SECTION 3.3      OUTSIDE ACTIVITIES OF THE LIMITED PARTNERS............................    17
     SECTION 3.4      RIGHTS OF LIMITED PARTNERS............................................    17

ARTICLE IV.           TRANSFER OF PARTNERSHIP INTERESTS.....................................    18
     SECTION 4.1      TRANSFER GENERALLY....................................................    18
     SECTION 4.2      TRANSFER OF GENERAL PARTNER INTEREST..................................    18
     SECTION 4.3      TRANSFER OF A LIMITED PARTNER'S PARTNERSHIP INTEREST..................    19
     SECTION 4.4      RESTRICTIONS ON TRANSFERS.............................................    19
     SECTION 4.5      THE INVESTORS' RIGHTS AGREEMENT.......................................    19

ARTICLE V.            CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS...........    19
     SECTION 5.1      CONTRIBUTIONS.........................................................    19
     SECTION 5.2      CONTINUATION OF GENERAL PARTNER AND LIMITED PARTNER INTERESTS.........    20
     SECTION 5.3      INTEREST AND WITHDRAWAL...............................................    20
     SECTION 5.4      ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS.........................    20
     SECTION 5.5      CAPITAL ACCOUNTS......................................................    21
     SECTION 5.6      LIMITED PREEMPTIVE RIGHT..............................................    24
     SECTION 5.7      FULLY PAID AND NON-ASSESSABLE NATURE OF LIMITED PARTNER INTERESTS.....    24
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ARTICLE VI.           ALLOCATIONS AND DISTRIBUTIONS.........................................    24
     SECTION 6.1      ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES..............................    24
     SECTION 6.2      ALLOCATIONS FOR TAX PURPOSES..........................................    29
     SECTION 6.3      REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS; DISTRIBUTIONS
                      TO RECORD HOLDERS.....................................................    32

ARTICLE VII.          MANAGEMENT AND OPERATION OF BUSINESS..................................    32
     SECTION 7.1      MANAGEMENT............................................................    32
     SECTION 7.2      CERTIFICATE OF LIMITED PARTNERSHIP....................................    34
     SECTION 7.3      RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY...........................    34
     SECTION 7.4      REIMBURSEMENT OF THE GENERAL PARTNER..................................    35
     SECTION 7.5      OUTSIDE ACTIVITIES....................................................    36
     SECTION 7.6      LOANS FROM THE GENERAL PARTNER; LOANS OR CONTRIBUTIONS FROM
                      THE PARTNERSHIP OR GROUP MEMBERS......................................    37
     SECTION 7.7      INDEMNIFICATION.......................................................    38
     SECTION 7.8      LIABILITY OF INDEMNITEES..............................................    40
     SECTION 7.9      RESOLUTION OF CONFLICTS OF INTEREST; STANDARD OF CONDUCT AND
                      MODIFICATION OF DUTIES................................................    40
     SECTION 7.10     OTHER MATTERS CONCERNING THE GENERAL PARTNER..........................    42
     SECTION 7.11     RELIANCE BY THIRD PARTIES.............................................    43

ARTICLE VIII.         BOOKS, RECORDS, ACCOUNTING AND REPORTS................................    43
     SECTION 8.1      RECORDS AND ACCOUNTING................................................    43
     SECTION 8.2      FISCAL YEAR...........................................................    43
     SECTION 8.3      REPORTS...............................................................    43

ARTICLE IX.           TAX MATTERS...........................................................    44
     SECTION 9.1      TAX RETURNS AND INFORMATION...........................................    44
     SECTION 9.2      TAX ELECTIONS.........................................................    44
     SECTION 9.3      TAX CONTROVERSIES.....................................................    44
     SECTION 9.4      WITHHOLDING...........................................................    45

ARTICLE X.            ADMISSION OF PARTNERS.................................................    45
     SECTION 10.1     ADMISSION OF LIMITED PARTNERS.........................................    45
     SECTION 10.2     ADMISSION OF SUCCESSOR GENERAL PARTNER................................    46
     SECTION 10.3     AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP.........    46

ARTICLE XI.           WITHDRAWAL OR REMOVAL OF PARTNERS.....................................    46
     SECTION 11.1     WITHDRAWAL OF THE GENERAL PARTNER.....................................    46
     SECTION 11.2     REMOVAL OF THE GENERAL PARTNER........................................    48
     SECTION 11.3     INTEREST OF DEPARTING GENERAL PARTNER.................................    48
     SECTION 11.4     WITHDRAWAL OF LIMITED PARTNERS........................................    49

ARTICLE XII.          DISSOLUTION AND LIQUIDATION...........................................    49
     SECTION 12.1     DISSOLUTION...........................................................    49
     SECTION 12.2     CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP AFTER DISSOLUTION.....    49
     SECTION 12.3     LIQUIDATOR............................................................    50
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                                       ii
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     SECTION 12.4     LIQUIDATION...........................................................    50
     SECTION 12.5     CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP....................    51
     SECTION 12.6     RETURN OF CONTRIBUTIONS...............................................    51
     SECTION 12.7     WAIVER OF PARTITION...................................................    51
     SECTION 12.8     CAPITAL ACCOUNT RESTORATION...........................................    51

ARTICLE XIII.         AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS;
                      RECORD DATE...........................................................    52
     SECTION 13.1     AMENDMENTS TO BE ADOPTED SOLELY BY THE GENERAL PARTNER................    52
     SECTION 13.2     AMENDMENT PROCEDURES..................................................    53
     SECTION 13.3     AMENDMENT REQUIREMENTS................................................    56
     SECTION 13.4     SPECIAL MEETINGS......................................................    54
     SECTION 13.5     NOTICE OF A MEETING...................................................    54
     SECTION 13.6     RECORD DATE...........................................................    55
     SECTION 13.7     ADJOURNMENT...........................................................    55
     SECTION 13.8     WAIVER OF NOTICE; APPROVAL OF MEETING; APPROVAL OF MINUTES............    55
     SECTION 13.9     QUORUM AND VOTING.....................................................    55
     SECTION 13.10    CONDUCT OF A MEETING..................................................    58
     SECTION 13.11    ACTION WITHOUT A MEETING..............................................    56
     SECTION 13.12    VOTING AND OTHER RIGHTS...............................................    57

ARTICLE XIV. MERGER, CONSOLIDATION OR CONVERSION............................................    57
     SECTION 14.1     AUTHORITY.............................................................    57
     SECTION 14.2     PROCEDURE FOR MERGER, CONSOLIDATION OR CONVERSION.....................    57
     SECTION 14.3     APPROVAL BY LIMITED PARTNERS..........................................    58
     SECTION 14.4     CERTIFICATE OF MERGER.................................................    59
     SECTION 14.5     AMENDMENT OF PARTNERSHIP AGREEMENT....................................    61

ARTICLE XV. GENERAL PROVISIONS..............................................................    61
     SECTION 15.1     ADDRESSES AND NOTICES.................................................    61
     SECTION 15.2     FURTHER ACTION........................................................    61
     SECTION 15.3     BINDING EFFECT........................................................    62
     SECTION 15.4     INTEGRATION...........................................................    62
     SECTION 15.5     CREDITORS.............................................................    62
     SECTION 15.6     WAIVER................................................................    62
     SECTION 15.7     COUNTERPARTS..........................................................    62
     SECTION 15.8     APPLICABLE LAW........................................................    62
     SECTION 15.9     INVALIDITY OF PROVISIONS..............................................    62
     SECTION 15.10    CONSENT OF PARTNERS...................................................    62
     SECTION 15.11    THIRD-PARTY BENEFICIARIES.............................................    62

                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                               EV ENERGY GP, L.P.
                         A DELAWARE LIMITED PARTNERSHIP

      This First Amended and Restated Agreement of Limited Partnership of EV Energy GP, L.P., a Delaware limited partnership, dated effective as of September 29, 2006, is entered into by and among EV Management, L.L.C., a Delaware limited liability company, as the General Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      SECTION 1.1 DEFINITIONS. The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

      "ADDITIONAL BOOK BASIS" means the portion of any remaining Carrying Value of an Adjusted Property that is attributable to positive adjustments made to such Carrying Value as a result of Book-Up Events. For purposes of determining the extent that Carrying Value constitutes Additional Book Basis:

      Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event.

      If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided, that the amount treated as Additional Book Basis pursuant hereto as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining Additional Book Basis attributable to all of the Partnership's Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (b) to such Book-Down Event).

      "ADDITIONAL BOOK BASIS DERIVATIVE ITEMS" means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Partnership's Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the "EXCESS ADDITIONAL BOOK BASIS"), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional

Book Basis bears to the Additional Book Basis as of the beginning of such period.

      "ADJUSTED CAPITAL ACCOUNT" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all deductions in respect of depletion that, as of the end of such fiscal year, are reasonably expected to be made to such Partner's Capital Account in respect of the oil and gas properties of the partnership, (ii) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (iii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or Section 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

      "ADJUSTED PROPERTY" means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(i) or Section 5.5(d)(ii).

      "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "AGGREGATE REMAINING NET POSITIVE ADJUSTMENTS" means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Partners.

      "AGREED ALLOCATION" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

      "AGREED VALUE" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner. The General Partner shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

      "AGREEMENT" means this First Amended and Restated Agreement of Limited Partnership of EV Energy GP, L.P., as it may be amended, supplemented or restated from time to time.

      "ASSOCIATE" means, when used to indicate a relationship with any Person,
(a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

      "AVAILABLE CASH" means, with respect to any Quarter ending prior to the Liquidation Date,

      (a) the sum of all cash and cash equivalents of the Partnership on hand at the end of such Quarter, less

      (b) the amount of any cash reserves established by the General Partner to
(i) satisfy general, administrative and other expenses and debt service requirements, (ii) permit the Partnership to make capital contributions to the MLP to maintain its 2% general partner interest upon the issuance of partnership securities by the MLP, (iii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject, or (iv) otherwise provide for the proper conduct of the business of the Partnership subsequent to such Quarter. Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

      "BOARD OF DIRECTORS" means, with respect to the Board of Directors of the General Partner, its board of directors or managers, as applicable, if a corporation or limited liability company, or if a limited partnership, the board of directors or board of managers of the general partner of the General Partner.

      "BOOK BASIS DERIVATIVE ITEMS" means any item of income, deduction, gain, loss, Simulated Depletion, Simulated Gain or Simulated Loss included in the determination of Net Income or Net Loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, Simulated Depletion, gain, loss, Simulated Gain or Simulated Loss with respect to an Adjusted Property).

      "BOOK-DOWN EVENT" means an event that triggers a negative adjustment to the Capital Accounts of the Partners pursuant to Section 5.5(d).

      "BOOK-TAX DISPARITY" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

      "BOOK-UP EVENT" means an event that triggers a positive adjustment to the Capital Accounts of the Partners pursuant to Section 5.5(d).

      "CAPITAL ACCOUNT" means the capital account maintained for a Partner pursuant to Section 5.5.

      "CAPITAL CONTRIBUTION" means any cash, cash equivalents or the fair market value of property that a Partner contributes to the Partnership.

      "CARRYING VALUE" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, depletion (including Simulated Depletion), amortization and cost recovery deductions charged to the Partners' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.5(d)(i) and Section 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

      "CERTIFICATE OF LIMITED PARTNERSHIP" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.3, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

      "CLAIM" has the meaning ascribed to such term in the MLP Partnership Agreement.

      "CLOSING DATE" has the meaning ascribed to such term in the MLP Partnership Agreement.

      "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

      "COMMISSION" means the United States Securities and Exchange Commission.

      "CONFLICTS COMMITTEE" means a committee of the Board of Directors of the General Partner composed entirely of three or more directors who meet the independence, qualification and experience requirements established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the principal National Securities Exchange upon which the common units of the MLP are then listed or admitted for trading.

      "CONTRIBUTED PROPERTY" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property

      "CONTRIBUTION AGREEMENT" has the meaning ascribed to such term in the MLP Partnership Agreement.

      "CURATIVE ALLOCATION" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(ix).

      "DELAWARE ACT" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

      "DEPARTING GENERAL PARTNER" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or Section 11.2.

      "ECONOMIC RISK OF LOSS" has the meaning set forth in Treasury Regulation
Section 1.752-2(a).

      "ENCAP PARTNERSHIPS" means EnCap Energy Capital Fund V, L.P., a Texas limited partnership, and EnCap V-B Acquisitions, L.P., a Texas limited partnership.

      "ENERVEST" means EnerVest Management Partners, Ltd. a Texas limited partnership, and any successors thereto.

      "EV INVESTORS" means EV Investors, L.P. a Delaware limited partnership.

      "EV PROPERTIES" means EV Properties, L.P., a Delaware limited partnership.

      "EVENT OF WITHDRAWAL" has the meaning assigned to such term in Section 11.1(a).

      "GENERAL PARTNER" means EV Management, L.L.C., a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires). "GENERAL PARTNER INTEREST" means the management and ownership interest, if any, of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which may be evidenced by Partnership Interests or a combination thereof or interest therein, and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

      "GROUP" means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Partnership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.

      "GROUP MEMBER" means a member of the Partnership Group.

      "INDEMNITEE" means (a) the General Partner, any Departing General Partner and any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (b) any Person who is or was a member, partner, director, officer, fiduciary or trustee of the Partnership, (c) any Person who is or was an officer, member, partner, director, employee, agent or trustee of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner, or any Affiliate of any such Person, (d) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any such Affiliate as a director, officer, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (e) any Person the General Partner designates as an "Indemnitee" for purposes of this Agreement.

      "INITIAL LIMITED PARTNER" means EnerVest in its capacity as a Limited Partner.

      "INVESTORS' RIGHTS AGREEMENT" means the Investors' Rights Agreement, dated of even date herewith, among the Partners relating to the ownership and transfer of their interests in the Partnership.

      "INVESTORS' AGREEMENT" means the Investors Agreement dated April 12, 2006, among the Partners.

      "LIMITED PARTNER" means, unless the context otherwise requires, each Initial Limited Partner, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement, each additional Limited Partner and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person's capacity as a limited partner of the Partnership.

      "LIMITED PARTNER INTEREST" means the ownership interest of a Limited Partner in the Partnership and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement.

      "LIQUIDATION DATE" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of outstanding Partnership Interests have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

      "LIQUIDATOR" means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

      "MERGER AGREEMENT" has the meaning assigned to such term in Section 14.1.

      "MLP" means EV Energy Partners, L.P., a Delaware limited partnership, and any successors thereto.

      "MLP PARTNERSHIP AGREEMENT" means the First Amended and Restated Agreement of Limited Partnership of the MLP, as it may be amended or restated from time to time.

      "NATIONAL SECURITIES EXCHANGE" has the meaning ascribed to such term in the MLP Partnership Agreement.

      "NET AGREED VALUE" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, (b) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 5.5(d)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

      "NET INCOME" means, for any taxable year, the excess, if any, of the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall include Simulated Gains, Simulated Losses and Simulated Depletion, but shall not include any items specially allocated under Section 6.1(d); provided, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made as if Section 6.1(d)(x) were not in this Agreement.

      "NET LOSS" means, for any taxable year, the excess, if any, of the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall include Simulated Gains, Simulated Losses and Simulated Depletion, but shall not include any items specially allocated under Section 6.1(d); provided, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made as if Section 6.1(d)(x) were not in this Agreement.

      "NET POSITIVE ADJUSTMENTS" means, with respect to any Partner, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Partner pursuant to Book-Up Events and Book-Down Events.

      "NET TERMINATION GAIN" means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.5(b) and shall include Simulated Gains, Simulated Losses and Simulated Depletion, but shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

      "NET TERMINATION LOSS" means, for any taxable year, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.5(b) and shall include Simulated Gains, Simulated Losses and Simulated Depletion, but shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

      "NONRECOURSE BUILT-IN GAIN" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.2(d)(i)(A), Section 6.2(d)(ii)(A) and Section 6.2(d)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

      "NONRECOURSE DEDUCTIONS" means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

      "NONRECOURSE LIABILITY" has the meaning set forth in Treasury Regulation
Section 1.752-1(a)(2).

      "OMNIBUS AGREEMENT" has the meaning ascribed to such term in the MLP Partnership Agreement.

      "OPERATING AGREEMENT" has the meaning ascribed to such term in the MLP Partnership Agreement.

      "OPINION OF COUNSEL" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner.

      "PARTNER NONRECOURSE DEBT" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

      "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

      "PARTNER NONRECOURSE DEDUCTIONS" means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

      "PARTNERS" means the General Partner and the Limited Partners.

      "PARTNERSHIP" means EV Energy GP, L.P., a Delaware limited partnership, and any successors thereto.

      "PARTNERSHIP GROUP" means the Partnership, the MLP and all Subsidiaries of the MLP.

      "PARTNERSHIP INTEREST" means an ownership interest in the Partnership, which shall include General Partner Interests and Limited Partner Interests.

      "PARTNERSHIP MINIMUM GAIN" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

      "PERCENTAGE INTEREST" means (a) 0.01% with respect to the General Partner,
(b) 71.24% with respect to EnerVest, (c) 23.75%, in the aggregate, with respect to EnCap Partnerships, and (d) 5.00% with respect to EV Investors.

      "PERSON" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

      "PROPERTIES GP" means EV Properties GP, L.L.C., a Delaware limited liability company.

      "QUARTER" means, unless the context requires otherwise, a fiscal quarter of the Partnership, or with respect to the first fiscal quarter of the Partnership after the Closing Date, the portion of such fiscal quarter after the Closing Date.

      "RECAPTURE INCOME" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the
Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

      "RECORD DATE" means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

      "RECORD HOLDER" means the Person in whose name a Limited Partner Interest is registered on the books that the Board of Directors has caused the Partnership to be kept as of the close of business on any Record Date.

      "REGISTRATION STATEMENT" has the meaning ascribed to such term in the MLP Partnership Agreement.

      "REMAINING NET POSITIVE ADJUSTMENTS" means as of the end of any taxable period, with respect to any Partner, the excess of (a) the Net Positive Adjustments of the Partners as of the end of such period over (b) the sum of those Partners' Share of Additional Book Basis Derivative Items for each prior taxable period.

      "REQUIRED ALLOCATIONS" means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(b) or Section 6.1(c)(ii) and (b) any allocation of an item of income, gain, loss, deduction, Simulated Depletion or Simulated Loss pursuant to Section 6.1(d)(i), Section 6.1(d)(ii), Section 6.1(d)(iii), Section 6.1(d)(iv), Section 6.1(d)(vi) or Section 6.1(d)(viii).

      "RESIDUAL GAIN" or "RESIDUAL LOSS" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss or Simulated Gain or Simulated Loss is not allocated pursuant to Section 6.2(d)(i) or Section 6.2(d)(ii), respectively, to eliminate Book-Tax Disparities.

      "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

      "SHARE OF ADDITIONAL BOOK BASIS DERIVATIVE ITEMS" means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, with respect to any Partner, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Partners' Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time.

      "SIMULATED BASIS" means the Carrying Value of any oil and gas property (as defined in Section 614 of the Code).

      "SIMULATED DEPLETION" means, with respect to an oil and gas property (as defined in Section 614 of the Code), a depletion allowance computed in accordance with federal income tax principles (as if the Simulated Basis of the property was its adjusted tax basis) and in the manner specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any property, the Simulated Basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such allowance for Simulated Depletion, in the aggregate, exceed such Simulated Basis.

      "SIMULATED GAIN" means the excess of the amount realized from the sale of other disposition of an oil or gas property over the Carrying Value of such property.

      "SIMULATED LOSS" means the excess of the Carrying Value of an oil or gas property over the amount realized from the sale or other disposition of such property.

      "SPECIAL APPROVAL" means approval by a majority of the members of the Conflicts Committee.

      "SUBSIDIARY" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such

Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

      "SURVIVING BUSINESS ENTITY" has the meaning assigned to such term in
Section 14.1.

      "TRANSFER AGENT" means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for any Partnership Interests; provided that, if no Transfer Agent is specifically designated for any such Partnership Interests, the General Partner shall act in such capacity.

      "UNDERWRITING AGREEMENT" has the meaning ascribed to such term in the MLP Partnership Agreement.

      "UNREALIZED GAIN" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over
(b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

      "UNREALIZED LOSS" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

      "U.S. GAAP" means United States generally accepted accounting principles consistently applied.

      "WITHDRAWAL OPINION OF COUNSEL" has the meaning assigned to such term in
Section 11.1(b).

      SECTION 1.2 CONSTRUCTION. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms "include," "includes," "including," or words of like import shall be deemed to be followed by the words "without limitation"; and (d) the terms "hereof," "herein," or "hereunder" refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

                                  ARTICLE II.
                                  ORGANIZATION

      SECTION 2.1 FORMATION. The Partnership has been previously formed as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the Limited Partners hereby amend and restate in its entirety the Agreement of Limited Partnership of EV Energy GP, L.P. dated as of April 17, 2006. Subject to the provisions of this Agreement, the General Partner and the Limited Partners hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

      SECTION 2.2 NAME. The name of the Partnership shall be "EV Energy GP, L.P." The Partnership's business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words "Limited Partnership," "LP," "L.P.," "Ltd.," or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

      SECTION 2.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES. The registered office of the Partnership required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent for service of process named in the Certificate of Limited Partnership or such other office (which need not be a place of business of the Partnership) as the Board of Directors may designate in the manner provided by law. The registered agent for service of process of the Partnership in the State of Delaware shall be the initial registered agent for service of process named in the Certificate of Limited Partnership or such other Person or Persons as the Board of Directors may designate in the manner provided by law. The principal office of the Partnership in the United States shall be at such a place as the Board of Directors may from time to time designate, which need not be in the State of Delaware, and the Partnership shall maintain records there and shall keep the street address of such principal office at the registered office of the Partnership in the State of Delaware. The Partnership may have such other offices as the Board of Directors may designate.

      SECTION 2.4 PURPOSE AND BUSINESS. The purpose and nature of the business to be conducted by the Partnership shall be (a) to act as general partner of the MLP and (b) to engage in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly in any business activity that the General Partner determines would cause the Partnership or the MLP to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Partnership of any business free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

      SECTION 2.5 POWERS. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

      SECTION 2.6 POWER OF ATTORNEY.

      (a) Each Limited Partner hereby constitutes and appoints the General Partner and, if a Liquidator (other than the General Partner) shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

            (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement;
      (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, Article X, Article XI, or
      Article XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Interests issued pursuant to Article V; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Partnership pursuant to Article XIV; and

            (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

            (iii) Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

      (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner and the transfer of all or any portion of such Limited Partner's Partnership Interest and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator may request in order to effectuate this Agreement and the purposes of the Partnership.

      SECTION 2.7 TERM. The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

      SECTION 2.8 TITLE TO PARTNERSHIP ASSETS. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more third party nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more third party nominees shall be held by the General Partner or such third party nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable;

provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer to the Partnership of record title to all Partnership assets held by the General Partner, and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

      SECTION 2.9 CERTAIN UNDERTAKINGS RELATING TO THE SEPARATENESS OF THE PARTNERSHIP.

      (a) Separateness Generally. The Partnership shall conduct its business and operations in accordance with this Section 2.9.

      (b) Separate Records. The Partnership shall (i) maintain its books and records and its accounts separate from those of any other Person, (ii) maintain its financial records, which will be used by it in its ordinary course of business, showing its assets and liabilities separate and apart from those of any other Person, (iii) not have its assets and/or liabilities included in a consolidated financial statement of any Affiliate of the General Partner unless the General Partner shall cause appropriate notation to be made on such Affiliate's consolidated financial statements to indicate the separateness of the Partnership and the General Partner and their assets and liabilities from such Affiliate and the assets and liabilities of such Affiliate, and to indicate that the assets and liabilities of the Partnership and the General Partner are not available to satisfy the debts and other obligations of such Affiliate (except to the extent specified in the Contribution Agreement), and (iv) file its own tax returns separate from those of any other Person, except to the extent that the Partnership is treated as a "disregarded entity" for tax purposes or is not otherwise required to file tax returns under applicable law or is required under applicable law to file a tax return which is consolidated with another Person.

      (c) Separate Assets. The Partnership shall not commingle or pool its funds or other assets with those of any other Person, except the General Partner, and shall maintain its assets in a manner that is not costly or difficult to segregate, ascertain or otherwise identify as separate from those of any other Person.

      (d) Separate Name. The Partnership shall (i) conduct its business in its own name or in the name of the General Partner, (ii) use separate stationery, invoices, and checks, (iii) correct any known misunderstanding regarding its separate identity, and (iv) generally hold itself out as an entity separate from any other Person (other than the General Partner).

      (e) Separate Credit. The Partnership (i) shall pay its obligations and liabilities from its own funds (whether on hand or borrowed), (ii) shall maintain adequate capital in light of its business operations, (iii) shall not pledge its assets for the benefit of any other Person or guarantee or become obligated for the debts of any other Person (except to the extent specified in the Contribution Agreement or the Omnibus Agreement), (iv) shall not hold out its credit as being available to satisfy the obligations or liabilities of any other Person, (v) shall not acquire obligations or debt securities (except to the extent specified in the Contribution Agreement or the Omnibus Agreement) of EnerVest or the EnCap Partnerships or their respective Affiliates (other than the General Partner) nor the MLP or its Subsidiaries, (vi) shall not make loans, advances or capital contributions to EnerVest or the EnCap Partnerships or their respective Affiliates (other than the MLP or any of its Subsidiaries), and (vii) shall use its commercially reasonable efforts to cause the operative documents under which the Partnership or the General Partner borrows money, is an issuer of debt securities, or guarantees any such borrowing or issuance, to contain provisions to the effect that (A) the lenders or purchasers of debt securities, respectively, acknowledge that they have advanced funds or purchased debt securities, respectively, in reliance upon the separateness of the Partnership and the General Partner from any other Person, including any Affiliate of the General Partner and (B) the Partnership and the General Partner have assets and liabilities that are separate from those of other Persons, including any Affiliate of the General Partner; provided that, the Partnership may engage in any transaction described in clauses (v) or (vi) of this Section 2.9(e) if prior Special Approval has been obtained for such transaction and either (A) the Conflicts Committee has determined (by Special Approval) that the borrower or recipient of the credit support is not then insolvent and will not be rendered insolvent as a result of such transaction or (B) in the case of transactions described in clause (v), such transaction is completed through a public sale or a National Securities Exchange.

      (f) Separate Formalities. The Partnership shall (i) observe all partnership formalities and other formalities required by its organizational documents, the laws of the jurisdiction of its formation, or other laws, rules, regulations and orders of governmental authorities exercising jurisdiction over it, (ii) engage in transactions with EnerVest or the Encap Partnerships and their respective Affiliates or the MLP or its Subsidiaries in conformity with the requirements of Section 7.9, and (iii) subject to the terms of the Omnibus Agreement, promptly pay, from its own funds, and on a current basis, a fair and reasonable share of general and administrative expenses, capital expenditures, and costs for shared services performed by EnerVest or the Encap Partnerships or their respective Affiliates of EnerVest or the Encap Partnerships (other than the General Partner). Each material contract between the Partnership or the General Partner, on the one hand, and EnerVest or the Encap Partnerships or their respective Affiliates of EnerVest or the Encap Partnerships (other than the General Partner), on the other hand, shall be in writing.

      (g) No Effect. Failure by the General Partner or the Partnership to comply with any of the obligations set forth above shall not affect the status of the Partnership as a separate legal entity, with its separate assets and separate liabilities or restrict or limit the Partnership from engaging, or contracting with EnerVest or the Encap Partnerships and their respective Affiliates, for the provision of services or the purchase or sale of products, whether under the Omnibus Agreement, Contract Operating Agreement or otherwise.

                                  ARTICLE III.
                           RIGHTS OF LIMITED PARTNERS

      SECTION 3.1 LIMITATION OF LIABILITY. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

      SECTION 3.2 MANAGEMENT OF BUSINESS. No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, member, manager, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, member, manager, general partner, agent or trustee of the Partnership or its Subsidiaries, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

      SECTION 3.3 OUTSIDE ACTIVITIES OF THE LIMITED PARTNERS. Subject to the provisions of Section 7.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners, any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership and its Subsidiaries. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

      SECTION 3.4 RIGHTS OF LIMITED PARTNERS.

      (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner's own expense:

            (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

            (ii) promptly after its becoming available, to obtain a copy of the Partnership's state and local income tax returns for each year;

            (iii) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

            (iv) to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

            (v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

            (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

      (b) Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership or its Subsidiaries, (B) could damage the Partnership's or its Subsidiaries' business or (C) that the Partnership or any of its Subsidiaries is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

                                  ARTICLE IV.
                        TRANSFER OF PARTNERSHIP INTERESTS

      SECTION 4.1 TRANSFER GENERALLY.

      (a) The term "transfer," when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Interest to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

      (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

      (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of the General Partner of any or all of the issued and outstanding equity interests of the General Partner.

      SECTION 4.2 TRANSFER OF GENERAL PARTNER INTEREST. No provision of this Agreement shall be construed to prevent (and the Limited Partners do hereby expressly consent to) (a) the transfer by the General Partner of all or a portion of its General Partner Interest, which transferred General Partner Interest, to the extent not transferred to a successor General Partner, shall constitute a Limited Partner Interest or (b) the transfer by the General Partner, in whole and not in part, of its General Partner Interest upon (i) its merger, consolidation or other combination into any other Person or the transfer by it of all or substantially all of its assets to such other Person or (ii) sale of all or substantially all of the membership interests of the General Partner by its members if, in the case of a transfer described in either clause
(a) or (b) of this sentence, the rights and duties of the General Partner with respect to the General Partner Interest so transferred are assumed by the transferee and the transferee agrees to be bound by the provisions of this Agreement. In the case of a transfer pursuant to this Section 4.2 to a Person proposed as a successor general partner of the Partnership, the transferee or successor (as the case may be) shall, subject to compliance with the terms of
Section 10.2, be admitted to the Partnership as the General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

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      SECTION 4.3 TRANSFER OF A LIMITED PARTNER'S PARTNERSHIP INTEREST. Subject
to the terms of the Investors' Rights Agreement, a Limited Partner may transfer all, or a portion, of its Limited Partner Interest to another Person, and, following any such transfer, such Person may become a substituted Limited Partner pursuant to Section 10.1.

      SECTION 4.4 RESTRICTIONS ON TRANSFERS.

      (a) Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership or the MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

      (b) The General Partner may impose restrictions on the transfer of Partnership Interests if it reviews an Opinion of Counsel that determines that such restrictions are necessary to avoid a significant risk of the Partnership or the MLP becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes. The General Partner may impose such restrictions by amending this Agreement; provided, however, that no such amendment or imposition of restrictions shall be effective if it is in conflict with a right of a Limited Partner under the Investors' Rights Agreement.

      SECTION 4.5 THE INVESTORS' RIGHTS AGREEMENT. The Partners have entered into the Investors' Rights Agreement. Nothing in this agreement shall change, alter or amend the rights or obligations of the Partners set forth in the Investors' Rights Agreement. Any transfers of Partnership Interests pursuant to the Investors' Rights Agreement shall be deemed a transfer under this Article IV.

      ARTICLE V. CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

      SECTION 5.1 CONTRIBUTIONS.

      (a) In connection with formation of the Partnership, the General Partner made a cash Capital Contributions to the Partnership in exchange for a 0.01% General Partner Interest in the Partnership and was admitted as the General Partner of the Partnership, and EnerVest made a cash Capital Contribution to the Partnership in exchange for a 99.99% Limited Partner Interest in the Partnership and was admitted as a Limited Partner of the Partnership.

      (b) On the date of this Agreement, pursuant to the Investors' Agreement,

            (i) the General Partner made an additional contribution of cash;

            (ii) EnerVest, as a Limited Partner, made an additional contribution of its entire ownership interest in Properties GP and a portion of its limited partnership interest in EV Properties;

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            (iii) EV Investors made a capital contribution of a portion of its limited partnership interest in EV Properties in exchange for a Limited Partner Interest in the Partnership and was admitted as a Limited Partner of the Partnership; and

            (iv) The EnCap Partnerships made a capital contribution of a portion of its limited partnership interest in EV Properties in exchange for a Limited Partner Interest in the Partnership and was admitted as a Limited Partner of the Partnership.

      SECTION 5.2 CONTINUATION OF GENERAL PARTNER AND LIMITED PARTNER INTERESTS.

      (a) The Interest of the General Partner in the Partnership shall be continued as a General Partner Interest with a Percentage Interest of 0.01%, subject to all of the rights, privileges and duties of the General Partner under this Agreement. Following the contributions described in Section 5.1(b), the Partnership shall be deemed to have issued and/or adjusted Partnership Interests as follows: the Percentage Interest of EnerVest in the Partnership shall be 71.24%, the aggregate Percentage Interest(s) of the EnCap Partnerships in the Partnership shall be 23.75% and the Percentage Interest of EV Investors in the Partnership shall be 5.00%. The Percentage Interest of each of the EnCap Partnership's shall be as set forth in the signature page hereof. Each Percentage Interest of EnerVest, the EnCap Partnerships and EV Investors shall be a Limited Partnership Interest.

      (b) Upon the issuance of any additional Limited Partner Interests by the Partnership, the General Partner shall maintain its Percentage Interest without any requirement to make additional Capital Contributions. Except as set forth in
Section 11.3 and Section 12.2(ii), the General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.

      SECTION 5.3 INTEREST AND WITHDRAWAL. No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.

      SECTION 5.4 ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS.

      (a) The Partnership may issue additional Partnership Interests and options, rights, warrants and appreciation rights relating to the Partnership Interests for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.

      (b) Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Interests), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest (including sinking fund provisions); (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest.

      (c) The General Partner is hereby authorized and directed to take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Interests and options, rights, warrants and appreciation rights relating to Partnership Interests pursuant to this Section 5.4, (ii) the admission of additional Limited Partners and (iii) all additional issuances of Partnership Interests. The General Partner shall determine the relative rights, powers and duties of the holders of the Partnership Interest or other Partnership Interests being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests or in connection with the conversion of the General Partner Interest into Partnership Interest pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency.

      SECTION 5.5 CAPITAL ACCOUNTS.

      (a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation
Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest and (ii) all items of Partnership income and gain (including Simulated Gain and income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest and (y) all items of Partnership deduction and loss (including Simulated Depletion and Simulated Loss) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

      (b) For purposes of computing the amount of any item of income, gain, loss, deduction, Simulated Depletion, Simulated Gain or Simulated Loss which is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

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            (i) Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Group Member Agreement or governing, organizational or similar documents) of all property owned by any other Group Member that is classified as a partnership for federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for federal income tax purposes of which a Group Member is, directly or indirectly, a partner.

            (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

            (iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain or Simulated Loss shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

            (iv) Any income, gain, loss, Simulated Gain or Simulated Loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

            (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery, amortization or Simulated Depletion attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery, amortization or Simulated Depletion attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery, amortization or Simulated Depletion derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery, amortization or Simulated Depletion deductions shall be determined using any method that the General Partner may adopt.

            (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to
      Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to
      Section 6.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

      (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

      (d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services, the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1 in the same manner as any item of gain, loss, Simulated Gain or Simulated Loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.

            (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1 in the same manner as any item of gain, loss, Simulated Gain or Simulated Loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 12.4 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such method of valuation as it may adopt.

      SECTION 5.6 LIMITED PREEMPTIVE RIGHT. Except as provided in this Section 5.6, in Section 5.2 and in the Investors' Rights Agreement, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and its Affiliates or to the EnCap Partnerships, to the extent necessary to maintain the Percentage Interests (other than the General Partner Interest) of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests.

      SECTION 5.7 FULLY PAID AND NON-ASSESSABLE NATURE OF LIMITED PARTNER INTERESTS. All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

                                  ARTICLE VI.
                         ALLOCATIONS AND DISTRIBUTIONS

      SECTION 6.1 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss (computed in accordance with Section 5.5(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

      (a) Net Income. After giving effect to the special allocations set forth in Section 6.1(d), Net Income for each taxable year and all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss taken into account in computing Net Income for such taxable year shall be allocated as follows:

            (i) First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to
      Section 6.1(b)(iii) for all previous taxable years;

            (ii) Second, 100% to the General Partner and the Limited Partners, in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to such Partners pursuant to this Section 6.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Partners pursuant to
      Section 6.1(b)(ii) for all previous taxable years; and

            (iii) Thereafter, the balance, if any, 100% to the General Partner and to the Limited Partners, in accordance with their respective Percentage Interests.

      (b) Net Losses. After giving effect to the special allocations set forth in Section 6.1(d), Net Losses for each taxable period and all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss taken into account in computing Net Losses for such taxable period shall be allocated as follows:

            (i) First, 100% to the General Partner and the Limited Partners, in accordance with their respective Percentage Interests, until the aggregate Net Losses allocated to such Partners pursuant to this Section 6.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 6.1(a)(iii) for all previous taxable years, provided that the Net Losses shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);

            (ii) Second, 100% to the General Partner and the Limited Partners, in accordance with their respective Percentage Interests; provided, that Net Losses shall not be allocated pursuant to this Section 6.1(b)(ii) to the extent that such allocation would cause any Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

            (iii) Thereafter, the balance, if any, 100% to the General Partner.

      (c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d), all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this
Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 6.3 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

            (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Gain shall be allocated among the Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                  (A) First, to each Partner having a deficit balance in its
            Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account; and

                  (B) Thereafter, to the General Partner and Limited Partners in
            accordance with their Percentage Interests.

            (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Loss shall be allocated among the Partners in the following manner (and the Capital Accounts of the Partners shall be decreased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                  (A) First, to each Partner having a positive balance in its
            Capital Account, in the proportion that such positive balance bears to the total positive balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such positive balance in its Capital Account; and

                  (B) Thereafter, to the General Partner and Limited Partners in
            accordance with their Percentage Interests.

      (d) Special Allocations. Notwithstanding any other provision of this
Section 6.1, the following special allocations shall be made for such taxable period:

            (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income, gain and Simulated Gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income, gain or Simulated Gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Section 6.1(d)(v) and Section 6.1(d)(vi)). This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation
      Section 1.704-2(f) and shall be interpreted consistently therewith.

            (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income, gain and Simulated Gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income, gain or Simulated Gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Section 6.1(d)(v) and Section 6.1(d)(vi), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

            (iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income, gain and Simulated Gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to
      Section 6.1(d)(i) or Section 6.1(d)(ii).

            (iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income, gain and Simulated Gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this
      Section 6.1(d)(iv) were not in this Agreement.

            (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines that the Partnership's Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

            (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

            (vii) Nonrecourse Liabilities. For purposes of Treasury Regulation
      Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

            (viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain or Simulated Gain (if the adjustment increases the basis of the asset), loss or Simulated Loss (if the adjustment decreases such basis), and such item of gain, loss, Simulated Gain or Simulated Loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

            (ix) Curative Allocation.

                  (A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this
            Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(d)(ix)(A) shall only be made with respect to Required Allocations to the extent the General Partner determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(d)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner determines that such allocations are likely to be offset by subsequent Required Allocations.

                  (B) The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

            (x) Corrective Allocations. In the event of any allocation of Additional Book Basis Derivative Items or any Book-Down Event or any recognition of a Net Termination Loss, the following rules shall apply:

                  (A) In the case of any negative adjustments to the Capital
            Accounts of the Partners resulting from a Book-Down Event or from the recognition of a Net Termination Loss, such negative adjustment
            (1) shall first be allocated, to the extent of the Aggregate Remaining Net Positive Adjustments, in such a manner, as determined by the General Partner, that to the extent possible the aggregate Capital Accounts of the Partners will equal the amount that would have been the Capital Account balance of the Partners if no prior Book-Up Events had occurred, and (2) any negative adjustment in excess of the Aggregate Remaining Net Positive Adjustments shall be allocated pursuant to Section 6.1(c).

                  (B) In making the allocations required under this Section
            6.1(d)(x), the General Partner may apply whatever conventions or other methodology it determines will satisfy the purpose of this
            Section 6.1(d)(x).

      SECTION 6.2 ALLOCATIONS FOR TAX PURPOSES.

      (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1.

      (b) The deduction for depletion with respect to each separate oil and gas property (as defined in Section 614 of the Code) shall be computed for federal income tax purposes separately by the Partners rather than by the Partnership in accordance with Section 613A(c)(7)(D) of the Code. Except as provided in Section 6.2(c)(iii), for purposes of such computation (before taking into account any adjustments resulting from an election made by thee Partnership under Section 754 of the Code), the adjusted tax basis of each oil and gas property (as defined in Section 614 of the Code) shall be allocated among the Partners in accordance with their respective Percentage Interests. Each Partner shall separately keep records of his share of the adjusted tax basis in each oil and gas property, allocated as provided above, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property, and use such adjusted tax basis in the computation of its cost depletion or in the computation of his gain or loss on the disposition of such property by the Partnership.

      (c) Except as provided in Section 6.2(c)(iii), for the purposes of the separate computation of gain or loss by each Partner on the sale or disposition of each separate oil and gas property (as defined in Section 614 of the Code), the Partnership's allocable share of the "amount realized" (as such term is defined in Section 1001(b) of the Code) from such sale or disposition shall be allocated for federal income tax purposes among the Partners as follows:

            (i) first, to the extent such amount realized constitutes a recovery of the Simulated Basis of the property, to the Partners in the same proportion as the depletable basis of such property was allocated to the Partners pursuant to Section 6.2(b) (without regard to any special allocation of basis under Section 6.2(c)(iii);

            (ii) second, the remainder of such amount realized, if any, to the Partners so that, to the maximum extent possible, the amount realized allocated to each Partner under this Section 6.2(c)(ii) will equal such Partner's share of the Simulated Gain recognized by the Partnership from such sale of disposition;

            (iii) the Partners recognize that with respect to Contributed Property and Adjusted Property there will be a difference between the Carrying Value of such property at the time of contribution or revaluation, as the case may be, and the adjusted tax basis of such property at that time. All items of tax depreciation, cost recovery, amortization, adjusted tax basis of depletable properties, amount realized and gain or loss with respect to such Contributed Property and Adjusted Property shall be allocated among the Partners to take into account the disparities between the Carrying Values and the adjusted tax basis with respect to such properties in accordance with the principals of Treasury Regulation Section 1.704-3(d).

            (iv) any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of the Agreement.

      (d) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, other than oil and gas properties pursuant to Section 6.2(c), items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

            (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

            (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.5(d)(i) or Section 5.5(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with
      Section 6.2(d)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

            (iii) The General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities, except as otherwise determined by the General Partner with respect to goodwill, if any.

      (e) For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate
(x) to reflect the proposal or promulgation of Treasury Regulations under
Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(e) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

      (f) The General Partner may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests, so long as such conventions would not have a material adverse effect on the Limited Partners or the holders of any class or classes of Limited Partner Interests.

      (g) In accordance with Treasury Regulation Section 1.1245-1(e), any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other Required Allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

      (h) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

      (i) Each item of Partnership income, gain, loss and deduction, for federal income tax purposes, shall be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the Nasdaq National Market on the first business day of each month; provided, however, gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner, shall be allocated to the Partners as of the opening of the Nasdaq National Market on the first business day of the month in which such gain or loss is recognized for federal income tax purposes.

      (j) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method determined by the General
Partner.

      SECTION 6.3 REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS; DISTRIBUTIONS TO RECORD HOLDERS.

      (a) Within 50 days following the end of each Quarter commencing with the Quarter ending on September 30, 2006, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners in accordance with their respective Percentage Interests as of the Record Date selected by the General Partner. All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.

      (b) In the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed by the Partnership to the Partners solely in accordance with their respective Percentage Interests.

      (c) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through a Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

                                  ARTICLE VII.
                      MANAGEMENT AND OPERATION OF BUSINESS

      SECTION 7.1 MANAGEMENT.

      (a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to
Section 2.9 and Section 7.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in
Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

            (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Interests, and the incurring of any other obligations;

            (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

            (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article
      XIV);

            (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership; subject to Section 2.9(e) and Section 7.6(a), the lending of funds to other Persons; and the repayment or guarantee of obligations of the Partnership or the General Partner;

            (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

            (vi) the distribution of Partnership cash;

            (vii) the selection and dismissal of employees (including employees having titles such as "president," "vice president," "secretary," and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

            (viii) the maintenance of such insurance for the benefit of the Partnership, the Partners and the Indemnitees as it deems necessary or appropriate;

            (ix) the formation of, or acquisition of an interest in, and the contribution of cash or property and the making of loans to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships (including the acquisition of interests in the MLP and the contributions of cash or property to the MLP from time to time) subject to the restrictions set forth in Section
      2.4 and Section 2.9;

            (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

            (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

            (xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 7.3);

            (xiii) the purchase, sale or other acquisition or disposition of Partnership Interests, or the issuance of options, rights, warrants and appreciation rights relating to Partnership Interests;

            (xiv) the undertaking of any action in connection with the Partnership's participation in the management of the MLP through its ownership of certain partner interests in the MLP; and

            (xv) the entering into of agreements with any of its Affiliates to render services to a Group Member in the discharge of its duties as General Partner of the Partnership.

      (b) Notwithstanding any other provision of this Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Interests hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Investors' Agreement, the Omnibus Agreement and the Operating Agreement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Interests; and (iii) agrees that the execution, delivery or performance by the General Partner, the Partnership or any Affiliate of either of them, of this Agreement or any agreement authorized or permitted under this Agreement, shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

      SECTION 7.2 CERTIFICATE OF LIMITED PARTNERSHIP. The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

      SECTION 7.3 RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY.

      (a) Without the approval of holders of a majority of Limited Partner Interests, the General Partner shall not, on behalf of the Partnership except as permitted under Section 4.2, Section 11.1 and Section 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

      (b) Without the approval of the Conflicts Committee, the General Partner shall not take any action that would result in the Partnership engaging in any business or activity or incurring any debts or liabilities except in connection with or incidental to (i) its performance as general partner of the MLP or (ii) the acquiring, owning or disposing of debt or equity securities in the MLP.

      (c) The General Partner shall not take any action to cause either the Partnership or the MLP to take any of the following actions, unless such action is approved by Limited Partners (including the General Partner and its Affiliates) holding at least 66 2/3 of the Limited Partner Interests voting as a single class: (i) make or consent to a general assignment for the benefit of the Partnership's or the MLP's creditors; (ii) file or consent to the filing of any bankruptcy, insolvency or reorganization petition for relief under the United States Bankruptcy Code naming the Partnership or the MLP or otherwise seek, with respect to the Partnership or the MLP, relief from debts or protection from creditors generally; (iii) file or consent to the filing of a petition or answer seeking for the Partnership or the MLP a liquidation, dissolution, arrangement, or similar relief under any law; (iv) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partnership or the MLP in a proceeding of the type described in clauses (i) -
(iii) of this Section 7.3(c); (v) seek, consent to or acquiesce in the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or the MLP or for all or any substantial portion of its properties; (vi) sell all or substantially all of its assets; (vii) dissolve or liquidate, except, with respect to the Partnership only, in accordance with Article XII; or (viii) merge or consolidate; provided, however, that this Section 7.3(c) shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership and shall not apply to any forced sale of any or all of the assets of the Partnership pursuant to the foreclosure of, or other realization upon, any such encumbrance.

      SECTION 7.4 REIMBURSEMENT OF THE GENERAL PARTNER.

      (a) Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership.

      (b) Subject to any applicable limitations contained in the Omnibus Agreement, the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including amounts paid by the General Partner to EnerVest under the

Omnibus Agreement or Operating Agreement and including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership or the General Partner in the discharge of its duties to the Partnership), and (ii) all other expenses allocable to the Partnership or otherwise incurred by the General Partner in connection with operating the Partnership's business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

      (c) The General Partner and its Affiliates may charge the Partnership a management fee to the extent necessary to allow the General Partner and the Partnership to reduce the amount of any state franchise or income tax or any tax based upon the revenues or gross margin of the General Partner and the Partnership if the tax benefit produced by the payment of such management fee or fees exceeds the amount of such fee or fees.

      SECTION 7.5 OUTSIDE ACTIVITIES.

      (a) The General Partner, for so long as it is the general partner of the Partnership (i) agrees that its sole business will be to act as the general partner of the Partnership and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership), and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner of the Partnership or (B) the acquiring, owning or disposing of debt or equity securities in the Partnership.

      (b) Except as specifically restricted by Section 7.5(a), each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Partnership or its Subsidiaries, independently or with others, including business interests and activities in direct competition with the business and activities of the Partnership or its Subsidiaries, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law to the Partnership or its Subsidiaries or any Partner. Neither the Partnership or its Subsidiaries, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the MLP Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee.

      (c) Subject to Section 7.5(a), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of any Indemnitee for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the General Partner and the Indemnitees shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Partnership. Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Indemnitee (including the General Partner). No Indemnitee (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership shall have any duty to communicate or offer such opportunity to the Partnership, and such Indemnitee (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other person for any breach of any fiduciary or other duty by reason of the fact that such Indemnitee (including the General Patner) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership.

      (d) The General Partner and each of its Affiliates may acquire Partnership Interests in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights of the General Partner or Limited Partner, as applicable, relating to such Partnership Interests.

      (e) The Partners (and the General Partner on behalf of the Partnership) hereby:

            (1) agree that (A) the terms of this section, to the extent that they modify or limit a duty, if any, that a Partner may have to the Partnership or another Partner, are reasonable in form, scope and content; and (B) the terms of this section shall control to the fullest extent possible if it is conflict with a duty, if any, that a Partner may have to the Partnership or another Partner, the Act or any applicable law, rule or regulation; and

            (2) waive a duty, if any, that a Partner may have to the Partnership or another Partner, under the Act or any applicable law, rule or regulation to the extent necessary to give effect to the terms of this section;

it being expressly acknowledged and affirmed by the Partners (and the General Partner on behalf of the Partnership) that the execution and delivery of this Agreement by the Partners are of material benefit to the Partnership and the Partners and that the Partners would not be willing to execute and deliver this Agreement without the benefit of this section.

      SECTION 7.6 LOANS FROM THE GENERAL PARTNER; LOANS OR CONTRIBUTIONS FROM THE PARTNERSHIP OR GROUP MEMBERS.

      (a) The General Partner or any of its Affiliates may lend to the Partnership or any Group Member, and the Partnership or any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Partnership or the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees), all as determined by the General Partner. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member.

      (b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

      SECTION 7.7 INDEMNIFICATION.

      (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, each Indemnitee shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner or its Affiliates (other than the MLP and any Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement, the Omnibus Agreement or the Contribution Agreement (other than obligations incurred by the General Partner on behalf of the Partnership). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

      (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified, upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

      (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of outstanding Limited Partner Interests entitled to vote on such matter, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee, and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

      (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

      (e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interest of the Partnership.

      (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

      (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

      (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

      (i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

      (j) THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS Section 7.7 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON'S NEGLIGENCE, FAULT OR OTHER CONDUCT.

      SECTION 7.8 LIABILITY OF INDEMNITEES.

      (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners or any other Persons who have acquired interests in the Partnership Interests, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was criminal.

      (b) Subject to its obligations and duties as General Partner set forth in
Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

      (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for any acts or omissions taken in good faith reliance on the provisions of this Agreement.

      (d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      SECTION 7.9 RESOLUTION OF CONFLICTS OF INTEREST; STANDARD OF CONDUCT AND MODIFICATION OF DUTIES.

      (a) Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates (other than the Partnership, any Group Member or any Partner), on the one hand, and the Partnership, any Group Member or any Partner, on the other hand, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement or of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Partnership Interests excluding Partnership Interests owned by the General Partner and its Affiliates, (iii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is not sought and the Board of Directors of the General Partner determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses
(iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith, and in any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.

      (b) Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, or any other agreement contemplated hereby or otherwise, then unless another express standard is provided for in this Agreement, the General Partner, or such Affiliates causing it to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. In order for a determination or other action to be in "good faith" for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must believe that the determination or other action is in the best interests of the Partnership.

      (c) Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as a general partner of the Partnership, whether under this Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner, and the General Partner, or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. By way of illustration and not of limitation, whenever the phrase, " at the option of the General Partner," or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be acting in its individual capacity.

      (d) Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership or its Subsidiaries other than in the ordinary course of business or (ii) permit the Partnership or its Subsidiaries to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be at its option.

      (e) Except as expressly set forth in this Agreement, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the

Partnership or any Limited Partner and the provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee.

      (f) The holders of Limited Partner Interests hereby authorize the General Partner, on behalf of the Partnership as a partner of the Partnership, to approve of actions by the Partnership, in its capacity as the sole member of the Partnership, similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

      (g) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

      SECTION 7.10 OTHER MATTERS CONCERNING THE GENERAL PARTNER.

      (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

      (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

      (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

      (e) Any determination made by the Partnership in its individual capacity, and not in its representative capacity as the general partner of the MLP, with respect to any matter related to the MLP or any matter related to the MLP Partnership Agreement shall be determined by the General Partner in its capacity as the general partner of the Partnership.

      SECTION 7.11 RELIANCE BY THIRD PARTIES. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VIII.
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

      SECTION 8.1 RECORDS AND ACCOUNTING. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Partnership Interests, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

      SECTION 8.2 FISCAL YEAR. The fiscal year of the Partnership shall be a fiscal year ending December 31.

      SECTION 8.3 REPORTS.

      (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership's website) to each Record Holder of a Partnership Interest as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the

Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

      (b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership's website) to each Record Holder of a Partnership Interest, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law.

                                   ARTICLE IX.
                                   TAX MATTERS

      SECTION 9.1 TAX RETURNS AND INFORMATION. The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and the taxable year or years that it is required by law to adopt, from time to time, as determined by the General Partner. In the event the Partnership is required to use a taxable year other than a year ending on December 31, the General Partner shall use reasonable efforts to change the taxable year of the Partnership to a year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

      SECTION 9.2 TAX ELECTIONS.

      (a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(i), without regard to the actual price paid by such transferee.

      (b) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

      SECTION 9.3 TAX CONTROVERSIES. Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

      SECTION 9.4 WITHHOLDING. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or assignee (including by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

                                   ARTICLE X.
                             ADMISSION OF PARTNERS

      SECTION 10.1 ADMISSION OF LIMITED PARTNERS.

      (a) By acceptance of the transfer of any Limited Partner Interests in accordance with this Section 10.1 or the issuance of any Limited Partner Interests in a merger or consolidation pursuant to Article XIV, each transferee of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred to such Person when any such transfer or admission is reflected in the books and records of the Partnership, with or without execution of this Agreement, (ii) shall become bound by the terms of, and shall be deemed to have executed, this Agreement,
(iii) shall become the Record Holder of the Limited Partner Interests so transferred, (iv) represents that the transferee has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney set forth in this Agreement and (vi) makes the consents and waivers contained in this Agreement. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute and amendment to this Agreement. A Person may become a Record Holder of a Limited Partner Interest without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and until such Person is reflected in the books and records of the Partnership as the Record Holder of such Limited Partner Interest.

      (b) The name and mailing address of each Limited Partner shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

      (c) Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(a).

      SECTION 10.2 ADMISSION OF SUCCESSOR GENERAL PARTNER. A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner's Partnership Interest as general partner in the Partnership pursuant to Section 4.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor pursuant to Section 11.1 or Section 11.2 or the transfer of the General Partner's Partnership Interest as a general partner in the Partnership pursuant to Section 4.2; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.2 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.

      SECTION 10.3 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

                                   ARTICLE XI.
                       WITHDRAWAL OR REMOVAL OF PARTNERS

      SECTION 11.1 WITHDRAWAL OF THE GENERAL PARTNER.

      (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "EVENT OF WITHDRAWAL"):

            (i) the General Partner voluntarily withdraws from the Partnership by receiving Special Approval and giving notice to the other Partners;

            (ii) the General Partner transfers all of its rights as General Partner pursuant to Section 4.2, following the receipt of Special Approval thereof;

            (iii) the General Partner is removed pursuant to Section 11.2;

            (iv) the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

            (v) a final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

            (vi) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

      If an Event of Withdrawal specified in Section 11.1(a)(iv), Section 11.1(a)(v) or Section 11.1(a)(vi)(A), Section 11.1(a)(vi)(B), Section 11.1(a)(vi)(C), or Section 11.1(a)(vi)(E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

      (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, Central Standard Time, on December 31, 20[16], the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners; provided that prior to the effective date of such withdrawal, the withdrawal receives Special Approval and is approved by Partners holding at least a majority of the Limited Partner Interests and the General Partner delivers to the Partnership an Opinion of Counsel ("WITHDRAWAL OPINION OF COUNSEL") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or cause the Partnership or the MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such); (ii) at any time after 12:00 midnight, Eastern Standard Time, on December 31, 20[16], the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Limited Partner Interests. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a majority of Limited Partner Interests, may, prior to the effective date of such withdrawal, elect a successor General Partner. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive a Withdrawal Opinion of

Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section
11.1 shall be subject to the provisions of Section 10.2.

      SECTION 11.2 REMOVAL OF THE GENERAL PARTNER. The General Partner may be removed if such removal receives Special Approval and is approved by Limited Partners holding at least 66 2/3 of the Limited Partner Interests voting as a single class. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Limited Partners holding a majority of the Limited Partner Interests voting as a single class. Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The right of the holders of Limited Partner Interests to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

      SECTION 11.3 INTEREST OF DEPARTING GENERAL PARTNER.

      (a) The Partnership Interest of the Departing General Partner departing as a result of withdrawal or removal pursuant to Section 11.1 or Section 11.2 shall be purchased by the successor to the Departing General Partner for an amount in cash equal to the fair market value of such Partnership Interest, such amount to be determined and payable as of the effective date of the Departing General Partner's departure. Such purchase shall be a condition to the admission to the Partnership of the successor as the General Partner. Any successor General Partner shall indemnify the Departing General Partner as to all debts and liabilities of the Partnership arising on or after the effective date of the withdrawal or removal of the Departing General Partner.

      (b) For purposes of Section 11.3(a), the fair market value of the Departing General Partner's General Partner Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the General Partner Interest of the Departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the value of the Partnership's assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant.

      (c) The Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by such Departing General Partner for the benefit of the Partnership.

      SECTION 11.4 WITHDRAWAL OF LIMITED PARTNERS. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred or a disposition occurs under the Investors' Rights Agreement, such transferring or disposing Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

                                  ARTICLE XII.
                           DISSOLUTION AND LIQUIDATION

      SECTION 12.1 DISSOLUTION. The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or Section 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

      (a) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or Section 11.2 and such successor is admitted to the Partnership pursuant to Section 10.2;

      (b) an election to dissolve the Partnership by the General Partner that is approved by all of the Limited Partners;

      (c) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

      (d) at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.

      SECTION 12.2 CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP AFTER DISSOLUTION. Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or Section 11.1(a)(iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to
Section 11.1 or Section 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), Section 11.1(a)(v) or Section 11.1(a)(vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a majority in interest of the Limited Partners may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as the successor General Partner a Person approved by the holders of a majority in interest of the Limited Partners. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

            (i) the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

            (ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

            (iii) the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, that the right of the holders of a majority in interest of the Limited Partners to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (A) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (B) none of the Partnership or the MLP would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).

      SECTION 12.3 LIQUIDATOR. Upon dissolution of the Partnership, unless the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority in the interest of the Limited Partners voting as a single class. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority in interest of the Limited Partners voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority in the interest of the Limited Partners voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

      SECTION 12.4 LIQUIDATION. The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

      (a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership's assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

      (b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

      (c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with their respective Percentage Interests.

      SECTION 12.5 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP. Upon the completion of the distribution of Partnership cash and property as provided in
Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

      SECTION 12.6 RETURN OF CONTRIBUTIONS. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

      SECTION 12.7 WAIVER OF PARTITION. To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

      SECTION 12.8 CAPITAL ACCOUNT RESTORATION. No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

                                  ARTICLE XIII.
            AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

      SECTION 13.1 AMENDMENTS TO BE ADOPTED SOLELY BY THE GENERAL PARTNER. Each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

      (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

      (b) the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

      (c) a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that neither the Partnership nor the MLP will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

      (d) a change that the General Partner determines (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (iii) to be required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

      (e) a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

      (f) an amendment that is necessary, as documented in an Opinion of Counsel, to prevent the Partnership, the MLP, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

      (g) an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Interests pursuant to Section 5.4;

      (h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

      (i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

      (j) an amendment that the General Partner determines to be necessary or appropriate to reflect, account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

      (k) a merger or conveyance pursuant to Section 14.3(d); or

      (l) any other amendments substantially similar to the foregoing.

      SECTION 13.2 AMENDMENT PROCEDURES. Except as provided in Section 13.1 and
Section 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by the General Partner; provided, however, that the General Partner shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to propose an amendment to the fullest extent permitted by law, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. A proposed amendment shall be effective upon its approval by the General Partner and the holders of a majority in interest of the Limited Partners, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Limited Partner Interests shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage Limited Partner Interests or call a meeting of the Limited Partners to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments. Notwithstanding the provisions of Section 13.1 and
Section 13.2, no amendment of (a) the definitions of "Conflicts Committee" or "Special Approval", (b) Section 2.9, (c) Section 7.3, (d) Section 7.9(a), (e)
Section 10.2, (f) Section 14.3, (g) this Section 13.2 or (h) any other provision of this Agreement requiring that Special Approval be obtained as a condition to any action, shall be effective without first obtaining Special Approval or Extraordinary Approval, respectively.

      SECTION 13.3 AMENDMENT REQUIREMENTS.

      (a) Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Limited Partner Interests required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of Limited Partners whose aggregate Limited Partner Interests constitute not less than the voting requirement sought to be reduced.

      (b) Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.

      (c) Except as provided in Section 14.3, and without limitation of the General Partner's authority to adopt amendments to this Agreement without the approval of any Partners as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Partnership Interests of the class affected.

      (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Limited Partner Interests voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under the Delaware Act.

      (e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Partnership Interests.

      SECTION 13.4 SPECIAL MEETINGS. All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article
XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the outstanding Limited Partner Interests of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through a Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

      SECTION 13.5 NOTICE OF A MEETING. Notice of a meeting called pursuant to
Section 13.4 shall be given to the Record Holders of the class or classes of Limited Partner Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 15.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

      SECTION 13.6 RECORD DATE. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.1, the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before
(a) the date of the meeting or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

      SECTION 13.7 ADJOURNMENT. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

      SECTION 13.8 WAIVER OF NOTICE; APPROVAL OF MEETING; APPROVAL OF MINUTES. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

      SECTION 13.9 QUORUM AND VOTING. The holders of a majority of the Limited Partner Interests of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Limited Partner Interests, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Limited Partner Interests that in the aggregate represent a majority of the Limited Partner Interests entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited

Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Limited Partner Interests that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Limited Partner Interests specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Limited Partner Interests entitled to vote at such meeting represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

      SECTION 13.10 CONDUCT OF A MEETING. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

      SECTION 13.11 ACTION WITHOUT A MEETING. If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Limited Partner Interests that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Limited Partner Interests held by the Limited Partners the Partnership shall be deemed to have failed to receive a ballot for the Limited Partner Interests that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the

Partnership so as to jeopardize the Limited Partners' limited liability, and
(ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

      SECTION 13.12 VOTING AND OTHER RIGHTS. Only those Record Holders of the applicable Limited Partner Interests on the Record Date set pursuant to Section
13.6 shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the applicable Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Limited Partner Interests shall be deemed to be references to the votes or acts of the Record Holders of such applicable Limited Partner Interests.

                                  ARTICLE XIV.
                       MERGER, CONSOLIDATION OR CONVERSION

      SECTION 14.1 AUTHORITY. The Partnership may merge or consolidate with one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("MERGER AGREEMENT") or a written plan of conversion ("PLAN OF CONVERSION"), as the case may be, in accordance with this Article XIV. The surviving entity to any such merger, consolidation or conversion is referred to herein as the "SURVIVING BUSINESS ENTITY."

      SECTION 14.2 PROCEDURE FOR MERGER, CONSOLIDATION OR CONVERSION.

      (a) Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner; provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

      (b) If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

            (i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

            (ii) the name and jurisdiction of formation or organization of the Surviving Business Entity;

            (iii) the terms and conditions of the proposed merger or consolidation;

            (iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

            (v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

            (vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

            (vii) such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

      (c) If the General Partner shall determine to consent to the conversion, the General Partner may approve and adopt a Plan of Conversion containing such terms and conditions that the General Partner determines to be necessary or appropriate.

      SECTION 14.3 APPROVAL BY LIMITED PARTNERS.

      (a) The General Partner, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as applicable, shall be included in or enclosed with the notice of a special meeting or the written consent.

      (b) The Merger Agreement or the Plan of Conversion, as applicable, shall be approved upon receiving the affirmative vote or consent of the holders of a majority in interest of the Limited Partners.

      (c) After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or a certificate of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

      (d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership's assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership or the MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

      (e) Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another entity if (i) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such),
(ii) the merger or consolidation would not result in an amendment to the Partnership Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Partnership Interest outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Partnership Interest of the Partnership after the effective date of the merger or consolidation, and (v) the number of Partnership Interests to be issued by the Partnership in such merger or consolidation do not exceed 20% of the Partnership Interests immediately prior to the effective date of such merger or consolidation.

      SECTION 14.4 CERTIFICATE OF MERGER.

      (a) Upon the required approval, if any, by the General Partner and the Limited Partners of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger, consolidation or conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

      (b) At the effective time of the certificate of merger or consolidation:

            (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

            (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

            (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

            (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

      (c) At the effective time of the certificate of conversion:

            (i) the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

            (ii) all rights, title, and interests to all real estate and other property owned by the Partnership shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

            (iii) all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

            (iv) all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;

            (v) a proceeding pending by or against the Partnership or by or against any of Partners in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior partners without any need for substitution of parties; and

            (vi) the Partnership Interests that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the Plan of Conversion or certificate of conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion or certificate of conversion.

      (d) A merger, consolidation or conversion effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

      SECTION 14.5 AMENDMENT OF PARTNERSHIP AGREEMENT. Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with Section 17-211(b) of the Delaware Act may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for a limited partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger or consolidation.

                                   ARTICLE XV.
                               GENERAL PROVISIONS

      SECTION 15.1 ADDRESSES AND NOTICES. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Interests at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Interests by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 15.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to
Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

      SECTION 15.2 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

      SECTION 15.3 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

      SECTION 15.4 INTEGRATION. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

      SECTION 15.5 CREDITORS. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

      SECTION 15.6 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

      SECTION 15.7 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest pursuant to Section 10.1(a) without execution hereof.

      SECTION 15.8 APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

      SECTION 15.9 INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

      SECTION 15.10 CONSENT OF PARTNERS. Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

      SECTION 15.11 THIRD-PARTY BENEFICIARIES. Each Partner agrees that any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affecting a right, benefit or privilege to such Indemnitee.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                GENERAL PARTNER:

                                EV MANAGEMENT, LLC,
                                a Delaware limited liability company

                                By: EnerVest Management Partners, Ltd.,
                                    a Texas limited partnership,
                                    its Sole Member

                                By: EnerVest Management GP, L.C.,
                                    a Texas limited liability company,
                                    its General Partner

                                By: /s/ Mark A. Houser
                                    -----------------------------------------
                                    Mark A. Houser
                                    Executive Vice President and
                                    Chief Operating Officer

                                LIMITED PARTNERS:

                                ENERVEST MANAGEMENT PARTNERS, LTD.,
                                a Texas limited liability company

                                By: EnerVest Management GP, L.C.,
                                    a Texas limited liability company,
                                    its General Partner

                                By: /s/ Mark A. Houser
                                    -----------------------------------------
                                    Mark A. Houser
                                    Executive Vice President and
                                    Chief Operating Officer

                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                ENCAP ENERGY CAPITAL FUND V, L.P.,
                                a Texas limited partnership

                                By: EnCap Equity Fund V GP, L.P.,
                                    a Texas limited partnership,
                                    its General Partner

                                By: EnCap Investments L.P.,
                                    a Delaware limited partnership,
                                    its General Partner

                                By: EnCap Investments GP, L.L.C.,
                                    a Delaware limited liability company,
                                    its General Partner

                                By: /s/ Gary R. Petersen
                                    -----------------------------------------
                                    Gary R. Petersen
                                    Senior Managing Director

                        Percent Interest:____________________

                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                ENCAP V-B ACQUISITIONS, L.P.,
                                a Texas limited partnership

                                By: EnCap V-B Acquisitions GP, LLC,
                                    a Texas limited liability company,
                                    its General Partner

                                By: EnCap Energy Capital Fund V-B, L.P.,
                                    a Texas limited partnership,
                                    its Sole Member

                                By: EnCap Equity Fund V GP, L.P.,
                                    a Texas limited partnership,
                                    its General Partner

                                By: EnCap Investments L.P.,
                                    a Delaware limited partnership,
                                    its General Partner

                                By: EnCap Investments GP, L.L.C.,
                                    a Delaware limited liability company,
                                    its General Partner

                                By: /s/ Gary R. Petersen
                                    -----------------------------------------
                                    Gary R. Petersen
                                    Senior Managing Director

                      Percent Interest: __________________

                      EV INVESTORS, L.P.,
                      a Delaware limited partnership

                      By: EnerVest Management Partners, Ltd.,
                          a Texas limited partnership,
                          its Sole Member

                      By: EnerVest Management GP, L.C.,
                          a Texas limited liability company,
                          its General Partner

                      By: /s/ Mark A. Houser
                          -----------------------------------------
                          Mark A. Houser
                          Executive Vice President and
                          Chief Operating Officer

                               (END OF SIGNATURES)